Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2021 FIRST QUARTER RESULTS

$27 Million Year-over-Year Improvement in Pretax Income

First Quarter Gross Margin Percentage Increased 440 Basis Points Year-over-Year

85% Year-over-Year Increase in Consolidated Backlog Dollars to $1.67 Billion

51% Year-over-Year Increase in Land and Land Development Spend

MATAWAN, NJ, March 2, 2021 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2021.

RESULTS FOR THE FIRST QUARTER ENDED JANUARY 31, 2021:

●	Total revenues increased 16.3% to $574.7 million in the first quarter of fiscal 2021, compared with $494.1 million in the same quarter of the prior year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, increased 440 basis points to 17.3% for the three months ended January 31, 2021 compared with 12.9% during the same period a year ago.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased 340 basis points to 20.7% during the fiscal 2021 first quarter compared with 17.3% in last year’s first quarter.

●	Total SG&A was $63.7 million, or 11.1% of total revenues, in the fiscal 2021 first quarter compared with $60.4 million, or 12.2% of total revenues, in the previous year’s first quarter.

●	Total interest expense was $41.1 million for the first quarter of fiscal 2021 compared with $43.1 million during the first quarter of fiscal 2020.

●	Income from unconsolidated joint ventures was $1.9 million for the first quarter ended January 31, 2021 compared with $1.5 million in the fiscal 2020 first quarter.

●	Income before income taxes for the first quarter of fiscal 2021 was $19.6 million compared with a loss of $7.4 million in the first quarter of the prior fiscal year.

●

Adjusted pretax income, which is income before income taxes excluding land-related charges and gain on extinguishment of debt, was $21.5 million in the first quarter of fiscal 2021 compared with a loss before these items of $14.1 million in the fiscal 2020 first quarter.

●

Net income was $19.0 million, or $2.75 per diluted common share, for the three months ended January 31, 2021 compared with a net loss of $9.1 million, or $1.49 per common share, in the first quarter of the previous fiscal year.

●	EBITDA increased 67.8% to $62.1 million for the first quarter of fiscal 2021 compared with $37.0 million in the same quarter of the prior year.

●	For the first quarter of fiscal 2021, Adjusted EBITDA increased 110.6% to $63.9 million compared with $30.4 million in the first quarter of fiscal 2020.

●	Financial services income before income taxes was $9.1 million for the first quarter of fiscal 2021, up 105.0% compared with $4.5 million in the first quarter of fiscal 2020.

●

Consolidated contracts per community increased 74.2% to 16.9 contracts per community for the first quarter ended January 31, 2021 compared with 9.7 contracts per community in last year’s first quarter. Contracts per community, including domestic unconsolidated joint ventures(1), increased 69.9% to 15.8 for the first quarter of fiscal 2021 compared with 9.3 for the first quarter of fiscal 2020.

●

The number of consolidated contracts increased 34.5% to 1,778 homes during the fiscal 2021 first quarter, compared with 1,322 homes in last year’s first quarter. The number of contracts, including domestic unconsolidated joint ventures, for the three months ended January 31, 2021 increased 31.5% to 1,962 homes from 1,492 homes during the same quarter a year ago.

●

As of the end of the first quarter of fiscal 2021, community count, including domestic unconsolidated joint ventures, was 124 communities, compared with 160 communities at January 31, 2020. Consolidated community count was 105 as of January 31, 2021, compared with 136 communities at the end of the previous year’s first quarter. The decline was primarily a result of selling out of communities at a faster than anticipated pace and delayed community openings.

●

Despite 1,385 first quarter consolidated deliveries, consolidated lots controlled increased by 733 lots sequentially to 26,782 at January 31, 2021 from 26,049 lots at October 31, 2020, which illustrated our ability to control more lots than we delivered.

●	Plan to reactivate approximately half of the lots representing multiple products in a large 1,400 home masterplan community in Northern California.

●	During February 2021, we raised home prices more aggressively to further increase margins and attempt to slow down our sales pace. After experiencing a 100.0% year-over-year increase in contracts per community in the month of January 2021, the contracts per community for February 2021 only increased 27.1% to 6.1 compared with 4.8 for the same month one year ago.

●	The dollar value of February 2021 consolidated contracts increased 8.6% to $283.0 million compared with $260.7 million in February last year; however, the number of consolidated contracts declined to 613 homes compared to 647 homes in February 2020.

●

The dollar value of consolidated contract backlog, as of January 31, 2021, increased 85.2% to $1.67 billion compared with $899.6 million as of January 31, 2020. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of January 31, 2021, increased 70.3% to $1.88 billion compared with $1.10 billion as of January 31, 2020.

●

Consolidated deliveries increased 12.1% to 1,385 homes in the fiscal 2021 first quarter compared with 1,236 homes in the previous year’s first quarter. For the fiscal 2021 first quarter, deliveries, including domestic unconsolidated joint ventures, increased 8.6% to 1,504 homes compared with 1,385 homes during the first quarter of fiscal 2020.

●

The contract cancellation rate for consolidated contracts was 17% for the first quarter ended January 31, 2021 compared with 19% in the fiscal 2020 first quarter. The contract cancellation rate for contracts including domestic unconsolidated joint ventures was 16% for the first quarter of fiscal 2021 compared with 19% in the first quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF JANUARY 31, 2021:

●	During the first quarter of fiscal 2021, land and land development spending was $178.6 million, an increase compared with $117.9 million in last year’s first quarter.

●	Total liquidity at the end of the first quarter of fiscal 2021 was $306.4 million, above our targeted liquidity range of $170 million to $245 million.

●	Delivered 1,385 homes, but contracted to buy 2,140 new lots, net of walk aways, during the first quarter of fiscal 2021.

●	As of January 31, 2021, consolidated lots controlled totaled 26,782, which, based on trailing twelve-month deliveries, equaled a 4.6 years’ supply.

FINANCIAL GUIDANCE(2):

●

Assuming no changes in current market conditions, for the second quarter of fiscal 2021, total revenues are expected to be between $700 million and $750 million; adjusted pretax income is expected to be between $30 million and $45 million and adjusted EBITDA is expected to be between $75 million and $90 million.

●

Assuming no changes in current market conditions, for all of fiscal 2021, total revenues are expected to be between $2.65 billion and $2.80 billion; adjusted pretax income is expected to be between $140 million and $160 million and adjusted EBITDA is expected to be between $300 million and $340 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairment loss and land option write-offs and loss (gain) on extinguishment of debt. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are pleased with our fiscal 2021 first quarter results, as they exceeded the guidance we provided on our last conference call for gross margin percentage, total SG&A ratio, adjusted EBITDA and adjusted pretax income,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Contracts per community this quarter increased 74%, clearly indicating that demand for our homes remains very strong. We plan to continue to increase home prices in order to stay ahead of rising costs, maximize our profits and to better align our sales pace with our production capacity.”

“Our 85% increase in backlog dollars to $1.67 billion at the end of the first quarter sets us on solid footing to achieve dramatic year over year improvements in our fiscal 2021 financial performance. We ended the quarter with $306 million of liquidity, which provides us with ample capital to control land for future communities. We have made great progress in our land position, and virtually all the land we need to meet our projected deliveries in fiscal 2021 and 2022 is already under contract. Today, our land acquisition teams are primarily focused on obtaining control of land for home deliveries in fiscal 2023 and beyond,” said Mr. Hovnanian.

“We remain committed to further strengthening our balance sheet. In July 2021, one year prior to maturity, we currently plan to pay off in full the $111 million of our 10.0% senior secured notes due July 2022. Additionally, we also presently intend to pay off the remaining balance of $70 million of our 10.5% senior secured notes due July 2024 in advance of their maturity. The combination of our expected improved financial performance this year and the potential DTA valuation allowance reversal is expected to meaningfully increase our year end book value per share. Those increases to book value combined with executing on our debt reduction strategy this year would significantly improve our balance sheet,” stated J. Larry Sorsby, Executive Vice President and Chief Financial Officer.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2021 first quarter financial results conference call at 11:00 a.m. E.T. on Tuesday, March 2, 2021. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges and gain on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes. The reconciliation for historical periods of adjusted pretax income to income (loss) before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $172.1 million of cash and cash equivalents, $9.3 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of January 31, 2021.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it; (2) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (3) adverse weather and other environmental conditions and natural disasters; (4) the seasonality of the Company’s business; (5) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (6) shortages in, and price fluctuations of, raw materials and labor, including due to changes in trade policies and the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with, and retaliatory measures taken by, other countries; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2021 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
January 31, 2021
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended
	January 31,
	2021	2020
	(Unaudited)
Total revenues	$574,664	$494,056
Costs and expenses (1)	556,995	512,488
Gain on extinguishment of debt	-	9,456
Income from unconsolidated joint ventures	1,916	1,540
Income (loss) before income taxes	19,585	(7,436)
Income tax provision	626	1,712
Net income (loss)	$18,959	$(9,148)

Per share data:
Basic:
Net income (loss) per common share	$2.79	$(1.49)
Weighted average number of common shares outstanding (2)	6,225	6,161
Assuming dilution:
Net income (loss) per common share	$2.75	$(1.49)
Weighted average number of common shares outstanding (2)	6,303	6,161

(1) Includes inventory impairment loss and land option write-offs.
(2) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
January 31, 2021
Reconciliation of income (loss) before income taxes excluding land-related charges and gain on extinguishment of debt to income (loss) before income taxes
(In thousands)
	Three Months Ended
	January 31,
	2021	2020
	(Unaudited)
Income (loss) before income taxes	$19,585	$(7,436)
Inventory impairment loss and land option write-offs	1,877	2,828
Gain on extinguishment of debt	-	(9,456)
Income (loss) before income taxes excluding land-related charges and gain on extinguishment of debt (1)	$21,462	$(14,064)

(1) Income (loss) before income taxes excluding land-related charges and gain on extinguishment of debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income (loss) before income taxes.

Hovnanian Enterprises, Inc.
January 31, 2021
Gross margin
(In thousands)
	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2021	2020
	(Unaudited)
Sale of homes	$551,365	$479,233
Cost of sales, excluding interest expense and land charges (1)	437,372	396,318
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	113,993	82,915
Cost of sales interest expense, excluding land sales interest expense	16,717	18,136
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	97,276	64,779
Land charges	1,877	2,828
Homebuilding gross margin	$95,399	$61,951

Homebuilding gross margin percentage	17.3%	12.9%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	20.7%	17.3%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	17.6%	13.5%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2021	2020
	(Unaudited)
Land and lot sales	$3,362	$25
Land and lot sales cost of sales, excluding interest and land charges (1)	2,266	37
Land and lot sales gross margin, excluding interest and land charges	1,096	(12)
Land and lot sales interest	448	-
Land and lot sales gross margin, including interest and excluding land charges	$648	$(12)

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
January 31, 2021
Reconciliation of adjusted EBITDA to net income (loss)
(In thousands)
	Three Months Ended
	January 31,
	2021	2020
	(Unaudited)
Net income (loss)	$18,959	$(9,148)
Income tax provision	626	1,712
Interest expense	41,140	43,139
EBIT (1)	60,725	35,703
Depreciation and amortization	1,338	1,279
EBITDA (2)	62,063	36,982
Inventory impairment loss and land option write-offs	1,877	2,828
Gain on extinguishment of debt	-	(9,456)
Adjusted EBITDA (3)	$63,940	$30,354

Interest incurred	$41,457	$44,334

Adjusted EBITDA to interest incurred	1.54	0.68

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
January 31, 2021
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended
	January 31,
	2021	2020
	(Unaudited)
Interest capitalized at beginning of period	$65,010	$71,264
Plus interest incurred	41,457	44,334
Less interest expensed	41,140	43,139
Less interest contributed to unconsolidated joint venture (1)	-	4,580
Interest capitalized at end of period (2)	$65,327	$67,879

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the company entered into during the three months ended January 31, 2020. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31,	October 31,
	2021	2020
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$172,098	$262,489
Restricted cash and cash equivalents	12,628	14,731
Inventories:
Sold and unsold homes and lots under development	1,011,893	921,594
Land and land options held for future development or sale	103,276	91,957
Consolidated inventory not owned	165,980	182,224
Total inventories	1,281,149	1,195,775
Investments in and advances to unconsolidated joint ventures	93,509	103,164
Receivables, deposits and notes, net	41,240	33,686
Property, plant and equipment, net	17,812	18,185
Prepaid expenses and other assets	60,667	58,705
Total homebuilding	1,679,103	1,686,735

Financial services	171,596	140,607
Total assets	$1,850,699	$1,827,342

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$127,264	$135,122
Accounts payable and other liabilities	328,806	359,274
Customers’ deposits	57,261	48,286
Liabilities from inventory not owned, net of debt issuance costs	119,432	131,204
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,430,213	1,431,110
Accrued Interest	50,041	35,563
Total homebuilding	2,113,017	2,140,559

Financial services	149,628	119,045
Income taxes payable	4,389	3,832
Total liabilities	2,267,034	2,263,436

Equity:
Hovnanian Enterprises, Inc. stockholders' equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2021 and October 31, 2020	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 5,997,562 shares at January 31, 2021 and 5,990,310 shares at October 31, 2020	60	60
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 652,211 shares at January 31, 2021 and 649,886 shares at October 31, 2020	7	7
Paid in capital - common stock	718,832	718,110
Accumulated deficit	(1,156,086)	(1,175,045)
Treasury stock - at cost – 470,430 shares of Class A common stock and 27,669 shares of Class B common stock at January 31, 2021 and October 31, 2020	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(417,248)	(436,929)
Noncontrolling interest in consolidated joint ventures	913	835
Total equity deficit	(416,335)	(436,094)
Total liabilities and equity	$1,850,699	$1,827,342

(1)	Derived from the audited balance sheet as of October 31, 2020.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended January 31,
	2021	2020
Revenues:
Homebuilding:
Sale of homes	$551,365	$479,233
Land sales and other revenues	3,802	809
Total homebuilding	555,167	480,042
Financial services	19,497	14,014
Total revenues	574,664	494,056

Expenses:
Homebuilding:
Cost of sales, excluding interest	439,638	396,355
Cost of sales interest	17,165	18,136
Inventory impairment loss and land option write-offs	1,877	2,828
Total cost of sales	458,680	417,319
Selling, general and administrative	40,225	40,674
Total homebuilding expenses	498,905	457,993

Financial services	10,354	9,554
Corporate general and administrative	23,483	19,744
Other interest	23,975	25,003
Other operations	278	194
Total expenses	556,995	512,488
Gain on extinguishment of debt	-	9,456
Income from unconsolidated joint ventures	1,916	1,540
Income (loss) before income taxes	19,585	(7,436)
State and federal income tax provision:
State	626	1,712
Federal	-	-
Total income taxes	626	1,712
Net income (loss)	$18,959	$(9,148)

Per share data:
Basic:
Net income (loss) per common share	$2.79	$(1.49)
Weighted-average number of common shares outstanding	6,225	6,161
Assuming dilution:
Net income (loss) per common share	$2.75	$(1.49)
Weighted-average number of common shares outstanding	6,303	6,161

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
(NJ, PA)	Home	43	63	(31.7)%	53	81	(34.6)%	120	134	(10.4)%
	Dollars	$33,670	$33,003	2.0%	$31,216	$45,264	(31.0)%	$84,566	$74,296	13.8%
	Avg. Price	$783,023	$523,857	49.5%	$588,981	$558,815	5.4%	$704,717	$554,448	27.1%
Mid-Atlantic
(DE, MD, VA, WV)	Home	229	183	25.1%	176	155	13.5%	610	350	74.3%
	Dollars	$144,481	$93,702	54.2%	$92,911	$87,589	6.1%	$342,685	$189,646	80.7%
	Avg. Price	$630,921	$512,033	23.2%	$527,903	$565,090	(6.6)%	$561,779	$541,846	3.7%
Midwest
(IL, OH)	Home	238	187	27.3%	183	159	15.1%	651	478	36.2%
	Dollars	$79,386	$58,276	36.2%	$56,593	$46,392	22.0%	$192,310	$134,566	42.9%
	Avg. Price	$333,555	$311,636	7.0%	$309,251	$291,774	6.0%	$295,407	$281,519	4.9%
Southeast
(FL, GA, SC)	Home	210	155	35.5%	102	97	5.2%	406	305	33.1%
	Dollars	$98,194	$67,158	46.2%	$45,648	$36,680	24.4%	$199,517	$139,505	43.0%
	Avg. Price	$467,590	$433,277	7.9%	$447,529	$378,144	18.3%	$491,421	$457,393	7.4%
Southwest
(AZ, TX)	Home	736	528	39.4%	582	493	18.1%	1,220	698	74.8%
	Dollars	$267,825	$178,433	50.1%	$190,182	$163,703	16.2%	$437,868	$245,627	78.3%
	Avg. Price	$363,893	$337,941	7.7%	$326,773	$332,055	(1.6)%	$358,908	$351,901	2.0%
West
(CA)	Home	322	206	56.3%	289	251	15.1%	788	256	207.8%
	Dollars	$174,114	$90,832	91.7%	$134,815	$99,605	35.3%	$409,186	$115,927	253.0%
	Avg. Price	$540,727	$440,932	22.6%	$466,488	$396,833	17.6%	$519,272	$452,840	14.7%
Consolidated Total
	Home	1,778	1,322	34.5%	1,385	1,236	12.1%	3,795	2,221	70.9%
	Dollars	$797,670	$521,404	53.0%	$551,365	$479,233	15.1%	$1,666,132	$899,567	85.2%
	Avg. Price	$448,633	$394,405	13.7%	$398,097	$387,729	2.7%	$439,033	$405,028	8.4%
Unconsolidated joint ventures (2)
(excluding KSA JV)	Home	184	170	8.2%	119	149	(20.1)%	391	336	16.4%
	Dollars	$101,907	$106,917	(4.7)%	$71,113	$86,349	(17.6)%	$215,318	$205,122	5.0%
	Avg. Price	$553,842	$628,921	(11.9)%	$597,588	$579,523	3.1%	$550,685	$610,482	(9.8)%
Grand Total
	Home	1,962	1,492	31.5%	1,504	1,385	8.6%	4,186	2,557	63.7%
	Dollars	$899,577	$628,321	43.2%	$622,478	$565,582	10.1%	$1,881,450	$1,104,689	70.3%
	Avg. Price	$458,500	$421,127	8.9%	$413,882	$408,362	1.4%	$449,462	$432,025	4.0%

KSA JV Only
	Home	213	95	124.2%	0	0	0.0%	1,305	297	339.4%
	Dollars	$33,373	$14,841	124.9%	$0	$0	0.0%	$205,046	$47,157	334.8%
	Avg. Price	$156,681	$156,220	0.3%	$0	$0	0.0%	$157,123	$158,779	(1.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)
		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change
Northeast
unconsolidated joint ventures	Home	13	57	(77.2)%	14	50	(72.0)%	17	83	(79.5)%
(excluding KSA JV)	Dollars	$17,835	$45,300	(60.6)%	$17,695	$37,096	(52.3)%	$24,675	$71,882	(65.7)%
(NJ, PA)	Avg. Price	$1,371,923	$794,737	72.6%	$1,263,929	$741,920	70.4%	$1,451,471	$866,048	67.6%
Mid-Atlantic
(Unconsolidated Joint Ventures)	Home	23	17	35.3%	30	12	150.0%	83	47	76.6%
(DE, MD, VA, WV)	Dollars	$13,326	$9,265	43.8%	$14,401	$6,180	133.0%	$45,745	$24,061	90.1%
	Avg. Price	$579,391	$545,000	6.3%	$480,033	$515,000	(6.8)%	$551,145	$511,936	7.7%
Midwest
unconsolidated joint ventures	Home	1	6	(83.3)%	1	4	(75.0)%	0	5	(100.0)%
(IL, OH)	Dollars	$409	$2,894	(85.9)%	$409	$1,710	(76.1)%	$0	$2,469	(100.0)%
	Avg. Price	$409,000	$482,333	(15.2)%	$409,000	$427,500	(4.3)%	$0	$493,800	(100.0)%
Southeast
unconsolidated joint ventures	Home	117	37	216.2%	51	45	13.3%	215	115	87.0%
(FL, GA, SC)	Dollars	$57,758	$21,395	170.0%	$27,042	$23,049	17.3%	$109,244	$58,919	85.4%
	Avg. Price	$493,658	$578,243	(14.6)%	$530,235	$512,200	3.5%	$508,112	$512,339	(0.8)%
Southwest
unconsolidated joint ventures	Home	4	35	(88.6)%	15	17	(11.8)%	35	63	(44.4)%
(AZ, TX)	Dollars	$3,152	$21,798	(85.5)%	$8,739	$10,539	(17.1)%	$21,216	$39,577	(46.4)%
	Avg. Price	$788,000	$622,800	26.5%	$582,600	$619,941	(6.0)%	$606,171	$628,206	(3.5)%
West
unconsolidated joint ventures	Home	26	18	44.4%	8	21	(61.9)%	41	23	78.3%
(CA)	Dollars	$9,427	$6,265	50.5%	$2,827	$7,775	(63.6)%	$14,438	$8,214	75.8%
	Avg. Price	$362,577	$348,056	4.2%	$353,375	$370,238	(4.6)%	$352,146	$357,130	(1.4)%
Unconsolidated Joint Ventures (2)
(Excluding KSA JV)	Home	184	170	8.2%	119	149	(20.1)%	391	336	16.4%
	Dollars	$101,907	$106,917	(4.7)%	$71,113	$86,349	(17.6)%	$215,318	$205,122	5.0%
	Avg. Price	$553,842	$628,921	(11.9)%	$597,588	$579,523	3.1%	$550,685	$610,482	(9.8)%

KSA JV Only
	Home	213	95	124.2%	0	0	0.0%	1,305	297	339.4%
	Dollars	$33,373	$14,841	124.9%	$0	$0	0.0%	$205,046	$47,157	334.8%
	Avg. Price	$156,681	$156,220	0.3%	$0	$0	0.0%	$157,123	$158,779	(1.0)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.